UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 24, 2011
BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703 (Address of Principal Executive Offices) (Zip Code)
(Registrant’s telephone number, including area code): (919) 859-1302
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On February 24, 2011, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that it had been awarded a $55.0 million contract modification by the U.S. Department of Health & Human Services (“HHS”) intended to fund to completion the Phase 3 development of its neuraminidase inhibitor, intravenous (i.v.) peramivir, for the treatment of patients hospitalized with influenza. This contract modification brings the total award from HHS to $234.8 million, providing funding through completion of Phase 3 development and the filing of a new drug application for i.v. peramivir in the U.S. It also extends the contract term by 24 months through December 31, 2013.

Item 7.01	Regulation FD Disclosure
On February 24, 2011, the Company issued a news release with respect to the modification. The news release is furnished as Exhibit 99.1 hereto and is incorporated by reference.
The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 24, 2011 entitled “BioCryst Awarded Additional $55.0 million by the U.S. Department of Health & Human Services to Complete Peramivir Phase 3 Program”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioCryst Pharmaceuticals, Inc.
By:	/s/ Alane Barnes
	Name:	Alane Barnes
	Title:	General Counsel, Corporate Secretary

Date: February 24, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated February 24, 2011 entitled “BioCryst Awarded Additional $55.0 million by the U.S. Department of Health & Human Services to Complete Peramivir Phase 3 Program”